                            PATENT LICENSE AGREEMENT
                             WITH RESEARCH COMPONENT


                                TABLE OF CONTENTS

                    PREAMBLE

                    ARTICLES:

                    I    DEFINITIONS
                    II   GRANT
                    III  DUE DILIGENCE
                    IV   ROYALTIES
                    V    REPORTS AND RECORDS
                    VI   PATENT PROSECUTION
                    VII  INFRINGEMENT
                    VIII PRODUCT LIABILITY
                    IX   EXPORT CONTROLS
                    X    NON-USE OF NAMES
                    XI   ASSIGNMENT
                    XII  TERM AND TERMINATION
                    XIII PAYMENTS, NOTICES AND OTHER COMMUNICATIONS XIV ARBITRATION
                    XV   MISCELLANEOUS PROVISIONS


        This Agreement is made and entered into this 15th day of December 1993 (the Effective Date), and revised and restated on 15th day of October 1996, by and between THE UNIVERSITY OF FLORIDA RESEARCH FOUNDATION, INC., a not-for-profit corporation duly organized and existing under the laws of the State of Florida and having its principal office at 223 Grinter Hall, Gainesville, Florida, 32611-2037, U.S.A. (hereinafter referred to UFRFI), and APOLLO GENETICS, INC., a corporation duly organized under the laws of the State of Delaware and having its principal office at 222 Third Street, Suite 2110, Cambridge, Massachusetts 02142 (hereinafter referred to as LICENSEE).

                                   WITNESSETH


        WHEREAS, UFRFI is the owner of certain "Patent Rights" (as later defined herein) by assignment from the University of Florida (hereinafter referred to as University) relating to UFRFI Case No. [ * ], and has the right to grant licenses under said Patent Rights;

* Confidential treatment has been requested for marked portion

        WHEREAS, UFRFI desires to have the Patent Rights utilized in the public interest and is willing to grant a license thereunder, subject only to a royalty-free, non-exclusive license to be granted to the United States government, as required by law;

        WHEREAS, LICENSEE has represented to UFRFI to induce UFRFI to enter into this Agreement, that LICENSEE is familiar with the development, production, manufacture, marketing and sale of products similar to the "Licensed Product(s)" (as later defined herein) and/or the use of the "Licensed Process(es)" (as later defined herein) and that it shall commit itself to a thorough, vigorous and diligent program of exploiting the Patent Rights commercially so that public utilization and royalty income to UFRFI shall result therefrom;

        WHEREAS, LICENSEE desires to obtain a license from UFRFI under the Patent Rights upon the terms and conditions hereinafter set forth; and

        WHEREAS, LICENSEE has certain additional research it desires which the parties agree should be conducted by the University of Florida;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein the parties hereto agree as follows:

                             ARTICLE I - DEFINITIONS


        For the purposes of this Agreement, the following words and phrases shall have the following meaning:

1.1.    "LICENSEE" shall mean all of the following:

        (a) a related company of LICENSEE, the voting stock of which is directly or indirectly at least fifty percent (50%) owned or controlled by LICENSEE;

        (b) an organization which directly or indirectly controls more than fifty percent (50%) of the voting stock of LICENSEE;

        (c) an organization, the majority ownership of which is directly or indirectly common to the ownership of LICENSEE.

1.2. "Patent Rights" shall mean all of the following UFRFI intellectual property:

        (a) the United States and foreign patents and/or patent applications listed in Exhibit A;

        (b) United States and foreign patents issued from the applications listed in Exhibit A and from divisionals and continuations of these applications;

        (c) claims of U.S. continuation-in-part applications and foreign continuation-in-part applications, and of the resulting patents, which are directed to subject matter specifically described in the U.S. and foreign applications listed in Exhibit A;

        (d) claims of all foreign patent applications, and of the resulting patents, which are directed to subject matter specifically described in the United States patents and/or patent applications described in (a), (b), or (c) above;

        (e)       any reissues of United States patents described in (a), (b),
                  (c), or (d) above.

1.3.    A "Licensed Product" shall mean any product or part thereof which:

        (a) is covered or its use is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Patent Rights in the country in which any Licensed Product is made, used or sold;

        (b) is derived from Patent Rights, Know-How (as later defined herein), and/or trade secrets related to or described in Patent Rights;

        (c) is sold, manufactured or used in any country under this Agreement.

1.4.    A "Licensed Process" shall mean any process or part thereof which:

        (a) is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Patent Rights in the country in which any Licensed-Process is made, used or sold,

        (b) is derived from Patent Rights, Know-How, and/or trade secrets related to or described in Patent Rights;

        (c) is sold, manufactured or used in any country under this Agreement.

1.5. "Net Sales" shall mean LICENSEE's billings, for Licensed Products and Licensed Processes produced hereunder invoiced to independent third parties less the sum of the following:

        [ * ]

[ * ]


1.6. "Know-How" shall mean any and all technical data, information, or knowledge which is developed by Dr. Simpkins and.coworkers as a result of Project Work.

1.7. "Research Agreement" shall mean that agreement attached hereto as Exhibit B with its associated terms and conditions.

1.8. "University Inventions" shall mean individually and collectively all inventions, improvements and/or discoveries patentable or unpatentable, which are conceived and/or made solely by one or more employees of University in performance of the Project Work (as defined in the Research Agreement). For the purposes of this Paragraph, the "making" of inventions shall be governed by U.S. laws of inventorship.

1.9. "Joint Inventions" shall mean individually and collectively all inventions, improvements and/or discoveries patentable or unpatentable, which are conceived and/or made jointly by personnel of University (including faculty and employees) and of LICENSEE in performance of the Project Work (as defined in the Research Agreement). For the purposes of this Paragraph, the "making" of inventions shall be governed by U.S. laws of inventorship.

1.10. "University Patents" shall mean collectively and individually any and all United States and foreign patent applications and any and all issued United States Letters Patent and foreign patents owned by University which pertain to University Inventions derived during Project Work (as defined in the Research Agreement) under this Agreement.

1.11. "Joint Patents" shall mean collectively and individually any and all United States and foreign patent applications and any and all issued United States Letter Patents and

* Confidential treatment has been requested for marked portion foreign patents jointly owned by LICENSEE and University which pertain to Joint Inventions derived during Project Work (as defined in the Research Agreement) under this Agreement.

1.12. "Participating Sublicense" shall mean any sublicense whereby LICENSEE and its sublicensee cooperate, through a strategic alliance, in the development, manufacturing and/or commercialization of Licensed Product or Licensed Process; and wherein there is a division or sharing of responsibilities and/or expenses.

1.13. "Non-Participating Sublicense' shall mean any sublicense whereby LICENSEE does not participate in development, manufacturing and/or commercialization of Licensed Product or Licensed Process; and wherein all expenses and responsibilities attendant thereto are borne exclusively by sublicensee.

1.14. "Participating Sublicense Income" shall mean the net proceeds (including advanced royalties or "lump-sum" payments) actually received by LICENSEE for the grant of rights under Participating Sublicenses under the license herein granted.

1.15. "Non-Participating Sublicense Income" shall mean the net proceeds (including advanced royalties or "lump-sum" payments) actually received by LICENSEE for the grant of rights under Non-Participating Sublicenses under the license herein granted, after the deduction of all reasonable legal costs, documented by credible written evidence provided to UFRFI, actually incurred by LICENSEE in connection with the negotiation and procurement of the pertinent sublicenses.

                               ARTICLE II - GRANT


2.1. UFRFI hereby grants to LICENSEE the right and license to make, have made, use, lease and sell the Licensed Products and Licensed Processes and Know-How throughout the world in any and all fields of use to the end of the term for which the Patent Rights are granted unless sooner terminated according to the terms hereof, subject to the non-exclusive licensed granted to the United States Government.

2.2. In order to establish exclusivity for LICENSEE, UFRFI hereby agrees that it shall not grant any other license to make, have made, use, lease and sell Licensed Products or to utilize Licensed Processes throughout the world in any and all fields of use during the period of time commencing with the Effective Date of this Agreement and terminating with the expiration of this Agreement.

2.3. UFRFI reserves the right to practice under the Patent Rights for its own noncommercial research purposes.

2.4. LICENSEE shall have the right to enter into sublicensing agreements for the rights, privileges and licenses granted hereunder. However, Licensee shall notify UFRFI in writing of the initiation of license negotiations with all potential sublicenSees.

2.5. LICENSEE hereby agrees that every Non-Participating Sublicense agreement to which it shall be a party and which shall relate to the rights, privileges and license granted hereunder shall contain a statement setting forth the date upon which LICENSEE's exclusive rights, privileges and license hereunder shall terminate. LICENSEE agrees that any sublicense granted hereunder shall provide that the obligations to UFRFI under Article I (Definitions), II (Grants), V (Reports and Records), VII (Infringement), VIII (Product Liability), IX (Export Controls), X (Non-Use of Names), XII (Term and Termination), XIV (Arbitration), and XV (Miscellaneous Provisions) of this Agreement shall be binding on upon the sublicensee as if it were a party to this Agreement. LICENSEE further agrees to attach copies of such Articles to each sublicense agreement.

2.6. LICENSEE hereby agrees that every Participating Sublicense agreement to which it shall be a party and which shall relate to the rights, privileges and license granted hereunder shall not breach any terms of this Agreement.

2.7. LICENSEE agrees to forward to UFRFI a copy of any and all Non-Participating Sublicense agreements within thirty (30) days of the execution of such sublicense agreements and further agrees to forward to UFRFI annually a copy of such reports received by LICENSEE from its sublicensees during the preceding twelve (12) month period under the sublicenses as shall be pertinent to a royalty accounting under said sublicense agreements.

2.8. Should LICENSEE receive from sublicensees anything of value in lieu of cash payments in consideration for any sublicense under this Agreement, LICENSEE and UFRFI shall negotiate in good faith to determine the corresponding monetary value of the non-cash payments, and to arrive at an equitable disposition.

2.9. The license granted hereunder shall not be construed to confer any rights upon LICENSEE by implication, estopped or otherwise as to any technology not specifically set forth herein.

2.10. UFRFI hereby grants to LICENSEE an exclusive option to negotiate for an exclusive license to sublicense, manufacture, use and sell products and processes based on or a under University Inventions, University Patents and the University's component of Joint Inventions arising under Project Work as described and defined in Exhibit B. and UFRFI shall use its best efforts to obtain assignment of any inventions or portions thereof conceived and/or made by students of the University in their performance of the Project Work. This option shall extend for a period of six (6) months after the date of conception and disclosure to LICENSEE of any University Inventions in the area of [ * ] During such option period, University shall not offer these rights to any third party. LICENSEE shall exercise its option to negotiate for an exclusive license by providing to UFRFI written notice of such exercise and the parties hereto shall commence the negotiation, in good faith, of the said terms including, but not limited to royalty, license fee, and due diligence to commercialize products within thirty (30) days of LICENSEE's notice to UFRFI. The parties hereto shall use all reasonable effort to reach agreement relative to said terms within six (6) months of commencement of said negotiation. The following factors shall be considered by the parties: Should LICENSEE request a license to any University Invention or University Patent which is subject to this Agreement after the expiration or the option period granted herein, University, if it has not exclusively licensed such University Invention or University Patent and is not in active negotiations therefore prior to LICENSEE's request, shall negotiate with LICENSEE for a license as provided hereunder. If University has non-exclusively licensed those University Inventions or University Patents prior to LICENSEE's request, University shall grant to LICENSEE, as above, a non-exclusive license under terms and conditions at least as favorable as the previous non-exclusive license.

2.11. Any patent applications made or patents issued from Joint Inventions shall be filed in University's and LICENSEE's names, and the portion and/or claims thereof not made by University personnel shall belong to LICENSEE and shall not be subject to the provisions of this Agreement. In determining royalty rates in licenses to such patent applications or patents resulting from the joint effort of LICENSEE and University, there shall be taken into consideration the relative contributions of the respective joint inventors of the invention.

2.12. Any controversy, dispute or claim arising out of, or relating to, any provisions of this Paragraph 2 which cannot otherwise be resolved by good faith negotiations between the parties shall be resolved by arbitration in accordance with the provisions of Article XIV of this Agreement.

2.13.   LICENSEE agrees that for Licensed Products covered by

* Confidential treatment has been requested for marked portion

        Patent Rights that are subject to the non-exclusive royalty-free a license-to the United States government, such Licensed Products will be manufactured substantially in the United States, in accordance with applicable federal law.

2.14. LICENSEE further agrees that it shall abide by all rights and limitations of U.S. Code Title 35, Chapter 38, and implementing regulations thereof, for all patent applications and patents invented in whole or in part with federal money.

                           ARTICLE III - DUE DILIGENCE

3.1. LICENSEE shall use diligent efforts to bring one or more Licensed Products or Licensed Processes to market through a thorough, vigorous and diligent program for exploitation of the Patent Rights to attain maximum commercialization of Licensed Products and Licensed Processes, including sponsoring of research at UFRFI pursuant to the Research Agreement, providing UFRFI with a minimum total of [ * ] Dollars
        ($[ * ]) over [ * ].

3.2. LICENSEE's failure to perform in accordance with Paragraph 3.1 above shall be grounds for UFRFI to terminate this Agreement pursuant to Paragraph 12.4 hereof.

                             ARTICLE IV - ROYALTIES

4.1. For the rights, privileges and license granted hereunder, LICENSEE shall pay royalties to UFRFI in the manner hereinafter provided to the end of the term of the Patent Rights or until this Agreement shall be terminated as hereinafter provided:

        (a) An annual license maintenance fee payable commencing on January 1, 1999 and on January 1 of each year thereafter; provided, however, that such fee shall be waived: (i) for each year that the Research Agreement continues in effect beyond its initial term of three (3) years; or (ii) for each year in which LICENSEE milestones for such year have been achieved. The LICENSEE milestones shall be the subject of mutual agreement and are attached hereto and incorporated herein by reference as Exhibit C. The first License Maintenance Fee shall be the sum of [ * ] Dollars ($[ * ]), and each successive License Maintenance Fee payable hereunder shall be increased by [ * ] Dollars ($[ * ]) until the license maintenance fee is [ * ] Dollars
                  ($[ * ]). Thereafter, the License Maintenance Fee shall be
                  [ * ] Dollars ($[ * ]) per year during the remainder

* Confidential treatment has been requested for marked portion of the term of this Agreement. The License Maintenance Fee for a given year shall be creditable against any running royalties subsequently due during said year-under subparagraph 4.1(b) below.

        (b)       Running royalty in an amount equal to [ * ] Percent
                  ([ * ]%) of the Net Sales actually received by LICENSEE of the Licensed Products and Licensed Processes sold by or for LICENSEE [ * ].

4.2. In the event LICENSEE grants any Non-Participating Sublicenses during the term of this Agreement, then for each such Sublicense, LICENSEE shall pay UFRFI a royalty at the rate of [ * ] percent ([ * ]%) of the Non-Participating Sublicense Income collected by LICENSEE under such sublicense.

4.3. No multiple royalties shall be payable in the event that any Licensed Product or Licensed Process is covered by more than one patent or claim under Patent Rights as herein defined.

4.4. Royalty payments shall be paid in United States dollars in Gainesville, Florida or at such other place as UFRFI may reasonably designate consistent with the laws and regulations of any foreign country. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made by using the exchange rate prevailing at the Chase Manhattan Bank (N.A.) on the last business day of the calendar quarterly reporting period to which such royalty payments relate.

4.5. In the event that any taxes, withholding or otherwise, are levied by any taxing authority in connection with accrual or payment of any royalties payable by LICENSEE under this Agreement, and LICENSEE determines in good faith that it must pay such taxes, LICENSEE shall have the right to pay such taxes to the local tax authorities on behalf of UFRFI and payment of the net amount due after reduction by the amount of such taxes, shall fully satisfy LICENSEE's royalty obligations under this Agreement. LICENSEE shall provide UFRFI with appropriate receipts or other documentation supporting such payment. LICENSEE shall inform UFRFI in writing, within thirty (30) days of notification that taxes will or have been levied by a taxing authority.

                         ARTICLE V - REPORTS AND RECORDS

5.1. LICENSEE shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to UFRFI

* Confidential treatment has been requested for marked portion hereunder. Said books of account shall be kept at LICENSEE's principal place of business or the principal place of business of the appropriate division of LICENSEE to which this Agreement relates. Said books and the supporting data shall be open to inspection on behalf of UFRFI, after sales of Licensed Product commence, upon reasonable notice during reasonable business hours to the extent necessary for the purpose of 5 verifying LICENSEE's royalty statement. Such inspection shall be made not more than often than once each calendar year at the expense of UFRFI by a Certified Public Accountant appointed by UFRFI and to whom LICENSEE has no reasonable objection. LICENSEE shall not be required to retain such records for more than five (5) years after the close of any calendar half-year.

5.2. Licensee, within forty-five (45) days after June 30 and December 31, of each year, shall deliver to UFRFI true and accurate reports, giving such particulars of the business conducted by LICENSEE and its sublicensees during the preceding six-month period under this Agreement as shall be pertinent to a royalty accounting hereunder. These shall include at least the following;

        (a)       number of Licensed Products manufactured and sold.

        (b)       total billings for Licensed Products sold.

        (c)       accounting for all Licensed Processes used or sold.

        (d)       deductions applicable as provided in Paragraphs 1.5 and 1.15.

        (e)       total royalty due.

        (f) names and addresses of all sublicensees of LICENSEE and copies of reports submitted by sublicensees.

        (g) A progress report on patent filings in each country, including the serial number, name of patent application, name of inventors and status of each patent application covering Licensed Products or Licensed Processes.

5.3. With each such report submitted, LICENSEE shall pay to UFRFI the royalties due and payable under this Agreement. If no royalties shall be due, LICENSEE shall so report.

5.4. The royalty payments and license maintenance fees set forth in this Agreement shall, if overdue, bear interest until payment at the monthly rate of one percent (1%). The payment of such interest shall not preclude UFRFI from exercising any other rights it may have as a consequence of the lateness of any payment.

5.5. On or before the sixtieth (60th) day following the close of LICENSEE's fiscal year, LICENSEE shall provide UFRFI with a financial statement for the preceding fiscal year. Such financial statements shall be unaudited until and unless LICENSEE'S stock becomes publicly traded.

                         ARTICLE VI - PATENT PROSECUTION

6.1. LICENSEE shall, in the name of the University of Florida, apply for, seek issuance of, and maintain during the term of this Agreement the Patent Rights in the United States and in foreign countries. The prosecution, filing and maintenance of all Patent Rights patents and applications shall be the primary responsibility of LICENSEE. LICENSEE shall seek patent extension for patents licensed under the Patent Rights in the United States and in such foreign countries as may be designated by LICENSEE, under such applicable laws and regulations throughout such countries, where such patent extension rights are available currently or are available in the future. LICENSEE shall keep University advised as to all developments with respect to the Patent Rights and shall supply to University copies of all correspondence and papers received in connection therewith within ten (10) business days of receipt or filing thereof. As required by law, LICENSEE must provide all correspondence to and advise UFRFI in a timely manner in order to permit UFRFI to comment on all actions before they are taken by LICENSEE's patent counsel. All final decisions with respect to prosecution of the Patent Rights are reserved to UFRFI, as required by law.

6.2. Payment of all fees and costs relating to the filing, prosecution, and maintenance of the Patent Rights shall be the responsibility of LICENSEE.

6.3. If LICENSEE desires that a patent application be filed on University Inventions, LICENSEE shall promptly prepare, file and prosecute a patent application or applications in the University's name, and/or any pertinent continuation, continuation-in-part and/or reissue application(s) thereof in the United States directed to such University Inventions. University shall thereafter assign all such University Inventions to UFRFI. LICENSEE shall bear all expenses incurred in connection with such preparation, filing and prosecution of U.S. and foreign patent application(s) and patents directed to University Inventions. UFRFI shall cooperate with LICENSEE to assure that such application or applications, and any such continuation, continuation-in part and/or reissue application(s) thereof will cover, to the best of LICENSEE's knowledge, all items of commercial interest and importance. UFRFI shall have the right to advise and cooperate with LICENSEE in such prosecution, and such advice shall not be rejected unreasonably.

6.4. If LICENSEE elects not to exercise its option(s) pursuant to this Agreement, or decides to discontinue the financial support of the prosecution or maintenance of the protection of the Patent Rights in the United States and in foreign countries, or is grossly negligent in its prosecution or maintenance of the protection thereof, UFRFI shall be free a to file or continue prosecution or maintain any such application(s), and to maintain any protection issuing thereon in the U.S. and in any foreign country at UFRFI's sole expense.

                           ARTICLE VII - INFRINGEMENT

7.1. LICENSEE shall inform UFRFI promptly in writing of any alleged infringement of the Patent Rights by a third party and of any available evidence thereof.

7.2. During the term of this Agreement, LICENSEE and/or sublicensees shall have the primary responsibility to prosecute any alleged infringement of Patent Rights. UFRFI shall have the right, but not the obligation, to share up to [ * ]% of the costs, or [ * ]% if LICENSEE and/or sublicensees choose not to prosecute. Either party may claim the other as co-plaintiff. The total cost of any such infringement action shall be shared appropriately with respect to expenses incurred. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of UFRFI, which consent shall not unreasonably be withheld; provided, however, that LICENSEE shall indemnify UFRFI against any order for costs that may be made against UFRFI in such proceedings, in accordance with this Paragraph.

7.3. In the event that LICENSEE shall undertake the enforcement and/or defense of the Patent Rights by litigation, LICENSEE may withhold up to [ * ] percent ([ * ]%) of the royalties otherwise thereafter due UFRFI hereunder and apply the same toward reimbursement of its expenses, including reasonable attorneys' fees, in connection therewith. Said withholding of royalties shall begin no earlier than the date LICENSEE first receives a bill for professional services or expenses associated with the enforcement and/or defense of the Patent Rights. Any recovery of damages by LICENSEE for any such suit shall be applied first in satisfaction of any unreimbursed expenses and legal fees of LICENSEE relating to the suit, and next toward reimbursement of UFRFI for any royalties past due or withheld with interest and applied pursuant to this Article VII. Any additional monies recovered from the settlement of any such suit shall be shared on a pro rata basis between LICENSEE and/or sublicensees and UFRFI according to the respective percentages of costs borne by each in such suit.

7.4.    In any infringement suit as either party may institute to

* Confidential treatment has been requested for marked portion enforce the Patent Rights pursuant to this Agreement, the other party hereto shall, at the request and expense of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

7.5. In the event that LICENSEE or any of its sublicensees are sued (or such suit is threatened in writing) for infringement of a third party's patent because of the use of a Licensed Product or Licensed Process, LICENSEE shall promptly notify UFRFI and LICENSEE and/or its sublicensees shall have the sole right, in its discretion, to control the defense of such suit at its own expense. UFRFI shall have the right to be represented by its own counsel at its own expense. If LICENSEE and/or its sublicensees do not elect within sixty (60) days of receiving notice to control the defense of such suit, UFRFI may undertake such control at its own expense and LICENSEE and/or its sublicensees shall have the right to be represented by its own counsel at its own expense. The parties shall cooperate fully in the defense of such suit. The party financing the suit shall consult with and consider the interests of the other, and may not settle any part of the suit or otherwise consent to an adverse judgment in such suit that diminishes the rights or interests of the non-financing party, including any interpretation of Patent Rights, without the express written consent of the non-financing party.

                        ARTICLE VIII - PRODUCT LIABILITY

8.1. LICENSEE shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold UFRFI and the University, their trustees, officers, employees and affiliates, harmless against all claims and expenses, including legal expenses and reasonable attorneys' fees whether arising from a third party claim or resulting from UFRFI's enforcing this indemnification clause against LICENSEE, or arising out of the death of or injury to any person or persons or out of any damage to property and against any other claim, proceeding, demand, expense and liability of any kind whatsoever resulting from the production, manufacture, sale, use, lease, consumption or advertisement of the Licensed Product(s) or Licensed Process(es) or arising from any obligation of LICENSEE hereunder. LICENSEE's indemnification under this Paragraph 8.1 shall not apply to any liability, damage, loss or expense to the extent that it is attributable to the intentional wrongdoing or intentional misconduct of UFRFI and the University, their trustees, officers, employees and affiliates.

8.2. In the event any such action is commenced or claim made or threatened against UFRFI or other indemnitees whom

        LICENSEE is obligated to indemnify or hold harmless, UFRFI or the other indemnitees shall promptly notify LICENSEE of such event. LICENSEE shall have the right to participate in the defense of that part of any such claim or action commenced or made against UFRFI (or other indemnitees) which relates to LICENSEE's indemnification, and LICENSEE shall not be liable to UFRFI or other indemnitees in account of any settlement of any such claim or litigation affected without a LICENSEE's consent, which consent shall not be unreasonably withheld or delayed.

8.3. As of the first commercial sale of a Licensed Product or first commercial use of a Licensed Product, LICENSEE and/or sublicensees shall obtain, and carry in full force and effect, liability insurance which shall protect LICENSEE and UFRFI in regard to events covered by Paragraph 8.1 above.

8.4. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, UFRFI MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND VALIDITY OF PATENT RIGHTS CLAIMS, ISSUED OR PENDING.

                          ARTICLE IX - EXPORT CONTROLS

        LICENSEE hereby agrees that it shall not sell, transfer, export or re-export any Licensed Products or Licensed Processes 13 or related information in any form, or any direct products of such information, except in compliance with all applicable laws, including the export laws of any U.S. government agency and any regulations thereunder, and will not sell, transfer, export or re-export any such Licensed Products or Licensed Processes or information to any persons or any entities with regard to which there exist grounds to suspect or believe that they are violating such laws. LICENSEE shall be solely responsible for obtaining all licenses, permits or authorizations required from the U.S. and any other government for any such export or re-export. To the extent not inconsistent with this Agreement, UFRFI agrees to provide LICENSEE with such assistance as it may reasonably request in obtaining such licenses, permits or authorization.

                          ARTICLE X - NON-USE OF NAMES

        LICENSEE and UFRFI shall not use each others names nor the names of any of either institution's employees, nor any adaptation thereof, in any advertising, promotional or sales literature without prior written consent obtained from the other party in each case, except that LICENSEE and UFRFI may state that such license is in effect.

                             ARTICLE XI - ASSIGNMENT

        This Agreement is not assignable and any attempt to do so shall be void except in the case of a transfer of substantially all of the assets of one of the parties hereto. This Agreement shall bind the parties, their successors resulting from merger, and their permitted assigns.

                       ARTICLE XII - TERM AND TERMINATION

12.1. Unless earlier terminated as hereinafter provided, this Agreement shales remain-in full force and effect until the last to expire of any patent claim included in the Licensed Products.

12.2. If LICENSEE shall cease to carry on its business, this Agreement shall terminate upon notice by UFRFI.

12.3. Should LICENSEE fail to pay UFRFI royalties due and payable hereunder, UFRFI shall have the right to terminate this Agreement on thirty (30) days' notice, unless LICENSEE shall pay UFRFI within the thirty (30) day period, all such royalties and interest due and payable. Upon the expiration of the thirty (30) day period, if LICENSEE shall not have paid all such royalties and interest due and payable, the rights, privileges and license granted hereunder shall terminate.

12.4. Upon any material breach or default of this Agreement by LICENSEE, other than those occurrences set out in Paragraphs 12.2 and 12.3 above, which shall always take precedence in that order over any material breach or default referred to 14 in this Paragraph 12.4, UFRFI shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder by ninety (90) days notice to LICENSEE. Such termination shall become effective unless LICENSEE shall have cured or commenced good faith remedial action acceptable to UFRFI any such breach or default prior to the expiration of the ninety (90) day period. If UFRFI terminates this Agreement pursuant to the terms hereof, the Research Agreement shall concurrently terminate on the effective date of termination of this Agreement, and the Research Agreement shall be terminated in accordance with Paragraph 4.2 and Article X of the Research Agreement.

12.5. LICENSEE shall have the right to terminate this Agreement at any time on six (6) months' written notice to UFRFI, and upon payment of all amounts due UFRFI through the effective date of the termination.

12.6. UFRFI may terminate this Agreement upon the occurrence of the third separate default by LICENSEE within any consecutive three (3) year period for failure to pay royalties when due.

12.7. Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination. LICENSEE and any sublicensee thereof may, however, after the effective date of such termination, sell all Licensed Products, and complete Licensed Products in the process of manufacture at the time of such termination and sell the same, provided that LICENSEE shall pay to UFRFI the royalties thereon as required by Article IV of this Agreement and shall submit the reports required by Article V hereof on the sales of Licensed Products.

12.8. Upon termination of this Agreement, any sublicensee not then in default or in threat of default as documented by reports as per Section 5.2 shall have the right to seek a license from UFRFI.

12.9.   BANKRUPTCY.

        (a)       Notice of Assumption of Rejection.

                  (i) In the event that either party files or has filed against it a petition under the Federal Bankruptcy Code (11 U.S.C. Sections 1, ET SEQ.) (the "Bankruptcy Code"), is adjudged bankrupt, or files or has filed against it a petition for reorganization or arrangement under any law relating to bankruptcy or similar laws for the protection of debtors, whether under the laws of the United States and its political subdivisions or otherwise, such party shall (1) notify the other party thereof within ten (10) days after the filing of such petition or such adjudication, and (2), within thirty (30) days after the filing of such petition, shall notify the other party of the party's assumption or rejection of this Agreement, and shall file a petition with the appropriate court for approval of all other action as may be necessary to obtain the approval of such petition and of such assumption of rejection.

                  (ii) If such party does not: (1) within thirty (30) days after the occurrence of any of the foregoing events, notify the other party of its assumption or rejection of this Agreement or file the petition, or (2) thereafter diligently take all other action necessary for the approval of the foregoing petition or of such assumption or rejection, such party shall be deemed to have rejected this Agreement. Each party acknowledges that, for purposes of Section 365 of the Bankruptcy Code and similar provisions of any other or future similar laws relating to any party's assumption or rejection of any executory contract, a period of thirty (30) days after the date of any filing or adjudication described above shall constitute a reasonable time in which such party shall assume or reject this Agreement and a party shall be deemed to have not diligently taken all action necessary for the approval of the foregoing petition or of such assumption or rejection if such petition, assumption or rejection is not approved by the-appropriate court within sixty (60) days after the filing of the petition for such assumption or rejection.

        (b)       Conditions to Assumption.

                  No election by any party, or any successor-in-interest to such party, to assume this Agreement as contemplated by paragraph
                  (a) above shall be effective unless each of the following conditions, each of which each party acknowledges is commercially reasonable in the context of a bankruptcy or similar proceeding, has been satisfied by such party and each of the other parties has acknowledged such satisfaction in writing:

                  (1) CURE. Such party has cured, or has provided the other party adequate assurances that:

                          (A) Monetary Defaults. Within ten (10) days from the date of such assumption such party will cure all monetary defaults under this Agreement; and

                          (B) Non-Monetary Defaults. Within thirty (30) days from the date of such assumption such party will cure all non-monetary defaults under this Agreement.

                  (2) PECUNIARY LOSS. Such party has compensated or has provided to the other party adequate assurances that within ten (10) days from the date of assumption the other party will be compensated for any pecuniary loss incurred by the party arising from any default of such party under this Agreement prior to the assumption.

                  (3) FUTURE PERFORMANCE. Such party has provided the other party with adequate assurances of the future performance of such party's obligations under this Agreement.

        (c)       Termination.

                  This Agreement shall terminate upon the rejection of this Agreement as contemplated by this Paragraph by any party or successor-in-interest thereto.

        (d)       No Transfer.

                  Neither any party's interest in this Agreement nor any portion thereof shall pass to any trustee, receiver, or assignee for the benefit of creditors, or any other person or entity or otherwise by operation of law under the Bankruptcy Code or the insolvency laws of any state having jurisdiction of the person or property of such party unless the other party shall consent to such transfer in writing.

            ARTICLE XIII - PAYMENTS, NOTICES AND OTHER COMMUNICATIONS

        Any payment, notice or other communication pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such party by certified first class mail, postage prepaid, or facsimile with confirmation, addressed to it at its address below or as it shall designate by written notice given to the other party:

        In the case of UFRFI:

                  President
                  University of Florida Research Foundation, Inc.
                  223 Grinter Hall
                  Gainesville, Florida 32611
                  Facsimile: (352) 392-9605

        With a copy to:

                  Director
                  Office of Technology Licensing
                  186 Grinter Hall
                  Gainesville, Florida 32611
                  Facsimile: (352) 392-6600

        All payments to:

                  Business Office
                  University of Florida Research Foundation, Inc.
                  109 Grinter Hall
                  Gainesville, Florida 32611

        PLEASE MAKE ALL CHECKS PAYABLE TO:

                  UNIVERSITY OF FLORIDA RESEARCH FOUNDATION, INC.

        In the case of LICENSEE:

                  President
                  Apollo Genetics, Inc.
                  222 Third Street
                  Cambridge, Massachusetts 02142
                  Facsimile: (617) 492-0084

        With a copy to:

                  Bromberg & Sunstein
                  125 Summer Street
                  Boston, MA 02110-1618
                  Facsimile: (617) 433-0004


                            ARTICLE XIV - ARBITRATION

14.1. Any controversy or claim arising out of, or relating to, any provisions of this Agreement or the breach thereof which cannot otherwise be resolved by good faith negotiations between the parties shall be resolved by final and binding arbitration under the rules of the American Arbitration Association, or the Patent Arbitration Rules if applicable, then obtaining.

14.2. Notwithstanding the foregoing, nothing in this Article XIV shall be construed to waive any rights or timely performance of any obligations existing under this Agreement.

                      ARTICLE XV - MISCELLANEOUS PROVISIONS

15.1. The parties hereto acknowledge that this Agreement sets forth the entire Agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change of modification except by the execution of a written instrument subscribed to by the parties hereto.

15.2. The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

15.3. LICENSEE agrees to mark the Licensed Products sold in the United States with all applicable United States patent numbers. All Licensed Products shipped to or sold in other countries shall be marked in such a manner as to conform with the patent laws and practice of the country of manufacture or sale.

15.4. The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

15.5. The parties adopt and incorporate Article VII, the confidentiality section of the attached Research Agreement, as though incorporated herein.

15.6. For the purpose of this Agreement and all services to be provided hereunder, both parties shall be, and shall be deemed to be, independent contractors and not agents or employees of the other. Neither party shall have authority to make any statements, representations or commitments of any kind, or to take any action, that will be binding on the other party.

15.7. This Agreement may be signed in counterparts which collectively shall constitute a single agreement.

15.8. Neither party shall be in breach hereof by reason of its delay in the performance of or failure to perform any of its obligations hereunder, if that delay or failure is caused by strikes, acts of God or the public enemy, riots, incendiaries, interference by civil or military authorities, compliance with governmental priorities for materials, or any fault beyond its control or without its fault or negligence.

15.9. The parties each, at any time or from time to time, shall execute and deliver or cause to be delivered such further assurances, instruments or documents as may be reasonably necessary to fulfill the terms and conditions of this Agreement.

        IN WITNESS WHEREOF, the parties have hereunto set their hands and seals and duly executed this Agreement the day and year set forth below.

UNIVERSITY OF FLORIDA RESEARCH FOUNDATION, INC.


By    /s/ Ronald M. Kudla
   --------------------------------
Name:  Ronald M. Kudla
Title:  Director of Licensing
Date:  10/15/96


APOLLO GENETICS, INC.


By   /s/ Katherine Gordon
   --------------------------------
Name  Katherine Gordon, PhD
Title  President
Date  10/15/96

                                    Exhibit A


              UNITED STATES AND FOREIGN PATENTS AND/OR APPLICATIONS


                                 Application/
Country/region                  Serial Number        Filing Date                       Title                  Status
--------------                  -------------        -----------                       -----                  ------

[ * ]




[ * ]

* Confidential treatment has been requested for marked portion

                                    EXHIBIT B

                                    CORPORATE
                               RESEARCH AGREEMENT
                         TO ACCOMPANY LICENSE AGREEMENT


               See Exhibit 10.10 to the Registration Statement